Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of Spirit Realty Capital, Inc. for the registration of up to $500,000,000 of common stock and to the incorporation by reference therein of our report dated February 26, 2016, (except for the effects of the restatement described in Note 2, as to which the date is October 31, 2016), with respect to the consolidated financial statements and schedules of Spirit Realty Capital, Inc. and our report dated February 26, 2016, (except for the effect of the material weakness described in the sixth paragraph of our report, as to which the date is October 31, 2016), with respect to the effectiveness of internal control over financial reporting of Spirit Realty Capital, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

November 8, 2016

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of Spirit Realty Capital, Inc. for the registration of up to $500,000,000 of common stock and to the incorporation by reference therein of our report dated March 5, 2013, except for the Consolidated Statements of Operations, Note 11 “Discontinued Operations” and Note 14 “Loss Per Share” as to which the date is August 12, 2013, with respect to the consolidated financial statements and schedules of Old Spirit included in its Form 8-K/A, filed with the Securities and Exchange Commission on August 12, 2013.

/s/ Ernst & Young LLP

Dallas, Texas

November 8, 2016